Registration No. 333-

As filed with the Securities and Exchange Commission on March 23, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

WISCONSIN	39-0182330
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
12301 West Wirth Street Wauwatosa, Wisconsin	53222
(Address of Principal Executive Offices)	(ZIP Code)

AMENDED AND RESTATED BRIGGS & STRATTON CORPORATION

INCENTIVE COMPENSATION PLAN

(Full title of the plan)

ROBERT F. HEATH	Copy to:
General Counsel	FREDRICK G. LAUTZ
Briggs & Stratton Corporation	Quarles & Brady LLP
12301 West Wirth Street	411 East Wisconsin Avenue
Wauwatosa, Wisconsin 53222	Milwaukee, Wisconsin 53202

(Name and address of agent for service)

(414) 259-5333

(Telephone number, including area code, of agent for service)

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share, with attached Common Share Purchase Rights	8,000,000 shares and rights	(2)	$300,480,000	$35,367

(1)	Each share of common stock will have attached thereto one common share purchase right issued pursuant to the registrant’s Rights Agreement. The Plan provides for possible adjustment of the number, price and kind of shares covered by options and other stock incentive awards granted or to be granted in the event of certain capital or other changes affecting the registrant’s common stock. This registration statement therefore covers, in addition to the above stated 8,000,000 shares (and associated rights), an indeterminate number of shares (and associated rights) that may become subject to the Plan by means of any such adjustment.

(2)	The actual offering price per share will be determined in accordance with the terms of the Plan; the Plan provides that the option price per share under a stock option granted pursuant to the Plan shall be equal to 110% of the fair market value of the common stock at the time of grant or such higher price as shall be determined by the committee administering the Plan. To date, no options have been granted with respect to the shares covered by this registration statement. Pursuant to Rule 457(h), the maximum aggregate offering price, estimated solely for the purpose of computing the registration fee, is based upon $37.56 per share, which is the average of the high and low sales prices of the registrant’s common stock on the New York Stock Exchange Composite Tape on March 18, 2005. The value attributable to the common share purchase rights is reflected in the price of the common stock.

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register additional shares for issuance pursuant to the Amended and Restated Briggs & Stratton Corporation Incentive Compensation Plan (the “Incentive Compensation Plan”). Unless otherwise noted herein, this Registration Statement incorporates by reference the contents of the registrant’s registration statement on Form S-8 (File No. 333-42842), and all the exhibits thereto, relating to the Incentive Compensation Plan, which was previously filed with the Securities and Exchange Commission on August 2, 2000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Briggs & Stratton Corporation (the “registrant”) (Commission File No. 1-1370) with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 are incorporated herein by reference:

•	Registrant’s Annual Report on Form 10-K for the fiscal year ended June 27, 2004.

•	Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 26, 2004 and December 26, 2004.

•	Registrant’s Current Reports on Form 8-K filed on July 19, 2004, August 6, 2004, November 30, 2004, December 16, 2004, January 28, 2005, February 15, 2005 and amendments filed on September 3, 2004 and September 9, 2004 to the Current Report on Form 8-K filed on August 6, 2004.

•	Description of the registrant’s common stock contained in the registrant’s Registration Statement on Form 8-B, dated October 12, 1992, and filed with the Commission on October 14, 1992; and any amendment or report filed for the purpose of updating such description.

•	Description of the common share purchase rights contained in the registrant’s Registration Statement on Form 8-A, dated as of August 7, 1996, and filed with the Commission on August 9, 1996; and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 8.	Exhibits.

See Exhibit Index following the Signatures page(s) in this registration statement, which Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on March 23, 2005.

BRIGGS & STRATTON CORPORATION

By:	/s/ JAMES E. BRENN
James E. Brenn
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ JOHN S. SHIELY John S. Shiely	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ JAMES E. BRENN James E. Brenn	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ RICKY T. DILLON Ricky T. Dillon	Controller (Principal Accounting Officer)

/s/ WILLIAM F. ACHTMEYER** William F. Achtmeyer	Director

/s/ JAY H. BAKER** Jay H. Baker	Director

/s/ MICHAEL E. BATTEN** Michael E. Batten	Director

/s/ DAVID L. BURNER** David L. Burner	Director

/s/ MARY K. BUSH** Mary K. Bush	Director

/s/ ROBERT J. O’TOOLE** Robert J. O’Toole	Director

/s/ CHARLES I. STORY** Charles I. Story	Director

/s/ BRIAN C. WALKER** Brian C. Walker	Director

*	Each of the signatures is affixed as of March 23, 2005.

**By:	/s/ ROBERT F. HEATH**
Robert F. Heath,
pursuant to power of attorney dated November 17, 2004 (attached as Exhibit 24 to this Registration Statement)

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BRIGGS & STRATTON CORPORATION

(the “registrant”)

(Commission File No. 1-1370)

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

Exhibit No.	Description	Incorporated Herein by Reference To	Filed Herewith
4.1	Articles of Incorporation, as amended effective October 29, 2004	Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2004 (the “9/26/04 Form 10-Q”)

4.2(a)	Bylaws, as amended and restated June 14, 2001	Exhibit 99 to the registrant’s Current Report on Form 8-K dated June 14, 2001

4.2(b)	Amendment to Bylaws Adopted by Resolution of the Board of Directors on April 21, 2004	Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2004

4.3(a)	Rights Agreement dated as of August 7, 1996, between Briggs & Stratton Corporation and Firstar Trust Company which includes the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B	Exhibit 4.1 to the registrant’s Registration Statement on Form 8-A dated as of August 7, 1996

4.3(b)	First Amendment to the Rights Agreement	Exhibit 4 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended December 29, 2002

4.4	Amended and Restated Briggs & Stratton Corporation Incentive Compensation Plan	Exhibit 10.5 to the registrant’s 9/26/04 Form 10-Q

4.5	Amended and Restated Premium Option and Restricted Stock Program	Exhibit 10.6 to the registrant’s 9/26/04 Form 10-Q

4.6	Amended and Restated Director’s Premium Option and Stock Grant Program	Exhibit 10.12 to the registrant’s 9/26/04 Form 10-Q

5	Opinion of Quarles & Brady LLP		X

23.1	Consent of Deloitte & Touche LLP		X

23.2	Consent of Quarles & Brady LLP		Contained in Opinion filed as Exhibit 5

24	Power of Attorney		X

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